UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2012

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0000-26251	04-2837575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts		01886
(Address of principal executive offices)		(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2012 NetScout Systems, Inc. (the “Company”) and Gold Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OnPATH Technologies Inc. (“OnPATH”) and Blueprint Ventures Management I, LLC, solely in its capacity as the representative of certain holders of OnPATH’s securities. Pursuant to and upon the consummation of the transactions contemplated by the Merger Agreement, on October 31, 2012, the Merger Sub merged with and into OnPATH, with OnPATH continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger”).

Under the terms of the Merger Agreement, the Company paid $40 million in cash consideration (subject to certain closing and post-closing adjustments described in the Merger Agreement), of which $8.2 million (the “Transaction Bonus Plan Amount”) will be paid pursuant to OnPATH’s Transaction Bonus and Retention Plan to certain individuals who have significantly contributed to the successful operation of OnPATH through the closing of the Merger and to provide retention incentives, and the remainder of which will be paid to holders of OnPATH’s capital stock pursuant to formulas detailed in the Merger Agreement and OnPATH’s certificate of incorporation.

The Merger Agreement contains customary representations, warranties, covenants and indemnification obligations made by OnPATH, including approximately $8 million of the consideration otherwise payable to OnPATH’s stockholders and certain participants in the Transaction Bonus and Retention Plan (the “Management Participants”) being deposited into an escrow account to satisfy indemnification claims or post-closing purchase price adjustment obligations that may arise under the Merger Agreement. Except as may be reduced to satisfy actual or pending indemnification claims or purchase price adjustment obligations, approximately $2 million will be released from the escrow account on a pro rata basis to OnPATH’s stockholders and the Management Participants on the first anniversary of the closing date of the Merger, and the balance of the remaining funds in the escrow account (to the extent not used to satisfy indemnification claims or purchase price adjustment obligations) will be released on a pro rata basis to OnPATH’s stockholders and the Management Participants on the second anniversary of the closing date of the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

On November 1, 2012, the Company issued a press release announcing the execution of the Merger Agreement and consummation of the Merger, which press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

2.1	Agreement and Plan of Merger dated October 31, 2012 by and among NetScout Systems, Inc., Gold Merger Sub, Inc., OnPATH Technologies Inc., and Blueprint Ventures Management I, LLC, solely in its capacity as the representative of certain holders of OnPATH’s securities.

99.1	Press Release of NetScout Systems, Inc., dated November 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ Jean Bua
Jean Bua Chief Financial Officer

Date: November 1, 2012

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated October 31, 2012 by and among NetScout Systems, Inc., Gold Merger Sub, Inc., OnPATH Technologies Inc., and Blueprint Ventures Management I, LLC, solely in its capacity as the representative of certain holders of OnPATH’s securities.

99.1	Press Release of NetScout Systems, Inc., dated November 1, 2012.